Exhibit 99.1

December 15, 2025

Ivanhoe Electric Closes $200 Million Bank Credit Facility to Support Santa Cruz Copper Project Development

Facility Strengthens Liquidity Ahead of Long-Term Project Financing and Construction Activities in 2026

PHOENIX, ARIZONA – Ivanhoe Electric Inc. (“Ivanhoe Electric” or the “Company”) (NYSE American: IE; TSX: IE) Executive Chairman Robert Friedland and President and Chief Executive Officer Taylor Melvin are pleased to announce that Ivanhoe Electric’s wholly-owned subsidiary, Mesa Cobre Holding Corporation, has closed its previously announced senior secured multi-draw bridge facility of $200 million (the “Bridge Facility”) (refer to Ivanhoe Electric’s November 13, 2025 news release). The Banking Syndicate is composed of National Bank of Canada, BMO Capital Markets, and Societe Generale as Joint-Lead Arrangers.

The Bridge Facility is a significant milestone in Ivanhoe Electric’s long-term financing strategy for the Santa Cruz Copper Project in Arizona. It provides near-term balance sheet strength during ongoing project financing discussions as well as funding for the start of major construction activities at the Santa Cruz Copper Project in 2026. The facility complements ongoing discussions related to the broader project financing plan, which includes the potential for project-level minority equity investment and long-term project debt. On April 15, 2025, Ivanhoe Electric received a Letter of Interest from the U.S. Export-Import Bank (“EXIM”) for $825 million of project debt (refer to Ivanhoe Electric’s April 15, 2025 news release). The full application for funding from EXIM is in process. Ivanhoe Electric expects to complete the project financing process for the Santa Cruz Copper Project in mid-2026.

Summary of Key Terms of the Bridge Facility

•	$200 million senior secured multi-draw bridge facility
•	Two-year maturity term, with a single repayment at maturity
•	Three-month Secured Overnight Financing Rate plus a margin of 5.0%, increasing by 0.5% on each of the 6th, 12th, and 18th month following the closing date; the borrowing rate on drawn amounts as at the date of this news release would be approximately 8.7%

•	Customary arrangement fee and commitment fees on undrawn amounts
•	Secured by Ivanhoe Electric’s private land holdings and certain physical assets associated with the Santa Cruz Copper Project

Endeavour Financial acted as financial advisor to Ivanhoe Electric on this transaction and has been engaged to secure project financing for the construction of the Santa Cruz Copper Project. Allen Overy Shearman Sterling US LLP acted as legal counsel to the Company with support from Dorsey & Whitney LLP in Arizona.

About Ivanhoe Electric

We are a United States domiciled minerals exploration company with a focus on developing mines from mineral deposits principally located in the United States. We seek to support American supply chain independence by finding and delivering copper and other critical metals vital to advanced manufacturing, infrastructure development, technology, and national security. We use our powerful Typhoon™ geophysical surveying system, together with advanced data analytics provided by our 94.3% owned subsidiary, Computational Geosciences Inc. (“CGI”), to accelerate and de-risk the mineral exploration process as we seek to discover new deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. We believe the United States is significantly underexplored and has the potential to yield major new discoveries of critical metals. Our mineral exploration efforts focus on copper as well as other metals including nickel, cobalt, platinum group elements, gold and silver. Through the advancement of our portfolio of critical metals exploration projects, headlined by the Santa Cruz Copper Project in Arizona, we intend to contribute to domestic supply by developing resources that support industrial and strategic sectors. We also operate a 50/50 joint venture with Saudi Arabian Mining Company ("Maaden") to explore for minerals on ~48,500 km2 of underexplored Arabian Shield in Saudi Arabia. Finally, in 2024, we established an exploration alliance with BHP Mineral Resources Inc. (“BHP”), a subsidiary of BHP Group Limited, to search for critical minerals in the United States.

Website: ivanhoeelectric.com

Contact Information

Mike Patterson

Vice President, Investor Relations and Business Development

Email: mike@ivnelectric.com

Phone: 1-480-601-7878

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Ivanhoe Electric’s Executive Chairman Robert Friedland: @robert_ivanhoe

Ivanhoe Electric: @ivanhoeelectric

Ivanhoe Electric’s investor relations website located at www.ivanhoeelectric.com should be considered Ivanhoe Electric’s recognized distribution channel for purposes of the Securities and Exchange Commission’s Regulation FD.

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ivanhoe Electric, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict”, “target”, “project” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect Ivanhoe Electric’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements in this news release include, without limitation, statements related to: execution of definitive documentation on the terms currently contemplated for the Bridge Facility; satisfaction of closing conditions and the closing of the Bridge Facility in December 2025; satisfaction of drawdown requirements for draw of funds; the anticipated timing of the initial and subsequent drawdowns of the Bridge Facility; the obtaining of any other financing for the Santa Cruz Copper Project including from strategic and/or financial investors, project debt, and asset-level minority interest partners; the completion of the EXIM project financing process and anticipated timing; and the development of the Santa Cruz Copper Project.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including the inability to secure other sources of project financing or deliver on other aspects of the broader project financing plan; the inability to satisfy drawdown requirements or other requirements for the draw of funds under the Bridge Facility; changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the U.S. government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with Ivanhoe Electric to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K filed and other disclosures with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.